Exhibit 99.2
Lance, Inc. 3rd Quarter 2008 Conference Call October 31, 2008

3 During this discussion Company management may make forward looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the Company's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, including price competition and industry consolidation, increases in prices or availability of ingredients, product price increases impact on total revenue, risks from large customers, changes in consumer preferences, implementation of a information system, product recalls or safety concerns, food industry and regulatory factors, acquisition and divestiture risks, ability to execute strategic initiatives, interest rate, foreign exchange rate risk, credit risks and natural disasters or catastrophic events are discussed in the Company's most recent Form 10-K filed with the Securities and Exchange Commission. "Forward-looking Statements"

Lance, Inc. 3rd Quarter 2008 Financial Review Rick Puckett Executive Vice President & Chief Financial Officer

7 Q3 2008 Highlights Solid revenue growth in core products and channels Costs of key ingredients and energy negatively impacted margins Additional price increases implemented late in the quarter Temporary spike in cost of potatoes and peanuts Issues with efficiency in Canadian sugar wafer facilities resolved Continued improvement in supply chain and DSD operating efficiencies

9 Q3 2008 Financial Summary (Continuing Operations - unaudited) * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures on page 19. ($ in millions, except for per share amounts)

11 Q3 2008 Net Sales Summary (Continuing Operations- unaudited) ($ in millions)

13 Key 3rd Quarter Statistics (Continuing Operations - unaudited) ($ in millions) * EBITDA is a non-GAAP measure. For a corresponding reconciliation of EBITDA to the most comparable GAAP measure, see the reconciliation of non-GAAP measures on page 20.

15 2008 Financial Summary First Nine Months (Continuing Operations - unaudited) ($ in millions, except for per share amounts) * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures on page 19.

17 Net Revenue Growth (Continuing Operations - unaudited)

19 Gross Margin Trend (Continuing Operations - unaudited)

21 SG&A % of Net Sales (Continuing Operations - unaudited)

23 Operating Profit* Margin Trend (Continuing Operations - unaudited) * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures on page 21.

25 Selected Cash Flow Items First Nine Months (unaudited) ($ in millions)

27 2008 Full Year Estimates ($ in millions, except for per share amounts)

Lance, Inc. Operations Overview Dave Singer President & Chief Executive Officer

Q3 2008 Results Review Solid Top Line Growth Total sales up 14% Branded sales up 9% Non Branded sales up 22% Operating Margins Rebounding Pricing aligned with input costs beginning in September and October Q4 Operating Margin improving significantly Outlook for 2009 promising Progress on Key Operating Initiatives Strong pipeline of new products Significant focus on transformation of DSD system Supply Chain efficiency continually improving 31

Lance, Inc. Q&A

35 Reconciliation of Non-GAAP Measures This presentation includes certain measures not derived in accordance with generally accepted accounting principles ("GAAP"). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP financial measures to the most nearly comparable GAAP measures, if applicable, is presented on the slides that follow. The Company believes these non-GAAP financial measures provide useful information to investors as the measures emphasize core on- going operations and are helpful in comparing past and present operating results. The Company uses these measures to evaluate past performance and prospects for future performance. The presentation of non-GAAP financial measures by the Company should not be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

37 Reconciliation of Non-GAAP Measures: Operating Profit % (Continuing Operations - unaudited) ($ in millions)

39 ($ in millions) Reconciliation of Non-GAAP Measures: EBITDA (Continuing Operations - unaudited)

41 Reconciliation of Non-GAAP Measures: Operating Profit % (Continuing Operations - unaudited) ($ in millions)